UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2017

CPS TECHNOLOGIES CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-16088	04-2832409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
111 South Worcester Street, Norton, Massachusetts		02766
(Address of principal executive offices)		(Zip Code)

Registrant`s telephone number, including area code		508-222-0614

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to rule 14d-2(b) under the
Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4( c)) under the
Exchange Act (17 CFR 240.13e-4( c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry Into a Material Definitive Agreement

As previously reported in the Current Report on Form 8-K of CPS Technologies Corp. (the “Company”) filed on October 30, 2017, Richard Adams notified the Company of his resignation as Senior Vice President and Chief Technology Officer of the Company on October 25, 2017.  The effective date of Mr. Adams’s resignation is November 10, 2017 and the Company and Mr. Adams have entered into a separation letter agreement effective November 10, 2017.   The separation agreement provides, among other things, for the following:

·	severance pay totaling $156,075 to be paid over a severance period of 12 months in 26 equal bi-weekly amounts;
·	subject to his continued compliance with the terms of the separation agreement, (i) continued vesting of all unvested options over the same period the options would have been vested had Mr. Adams remained an employee, and (ii) all options to remain exercisable through the original exercise period; and
·	the Company will continue to pay the Company’s portion of Mr. Adams’s health insurance as if he had been employee through the shorter of the severance period or until Mr. Adams obtains alternative coverage.

In return for these benefits, Mr. Adams agreed to release the Company from all claims, covenanted not to disparage the Company, and agreed to provide the Company up to 16 hours of consulting time per month during the severance period.

A copy of the separation agreement is furnished as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

See Item 1.01 disclosure above.

Item 9.01: Exhibits

(d) Exhibits.

Exhibit	Description
10.1	Separation Agreement dated November 10, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CPS Technologies Corp. (Registrant)
Date: November 15, 2017	/s/ Ralph M. Norwood Ralph M. Norwood Chief Financial Officer (CFO)